      As filed with the Securities and Exchange Commission on June 1, 1998

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                           ---------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                                  ARQULE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   04-3221586
    (State or other jurisdiction           (I.R.S. Employer Identification No.)
        of incorporation)

  200 BOSTON AVENUE, MEDFORD, MASSACHUSETTS               02155
   (Address of Principal Executive Offices)             (Zip Code)

                           ---------------------------


                 AMENDED AND RESTATED 1994 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 ERIC B. GORDON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  ArQule, Inc.
                                200 Boston Avenue
                                Medford, MA 02155
                     (Name and Address of Agent For Service)

                                 (781) 395-4100
                     (Telephone Number, Including Area Code
                              of Agent For Service)

                                 With copies to:

                                 Michael Lytton
                               Palmer & Dodge LLP
                                One Beacon Street
                                Boston, MA 02108
                                 (617) 573-0100

                           ---------------------------


                                          CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
    Title Of Securities To Be      Amount To Be          Proposed          Proposed Maximum       Amount Of
            Registered              Registered       Maximum Offering     Aggregate Offering   Registration Fee
                                                    Price Per Share(1)         Price(1)
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value       1,500,000(2)          $13.625            $20,437,500            $6,030
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on May 27, 1998 as reported by the Nasdaq National Market.

(2) This Registration Statement registers an additional 1,500,000 shares under the Amended and Restated Equity 1994 Incentive Plan, under which 2,672,828 shares have been previously filed (SEC File No. 333-25371).
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

STATEMENT REGARDING INCORPORATION BY REFERENCE OF INFORMATION FROM EFFECTIVE REGISTRATION STATEMENT

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the Amended and Restated 1994 Equity Incentive Plan is already effective. Pursuant to General Instruction E of this Form, the Registrant incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-25371) as filed with the Commission on April 17, 1998, including exhibits thereto.


ITEM 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, Massachusetts, on this 1st day of June, 1998.

                                      ARQULE, INC.


                                      By: /s/ Eric B. Gordon
                                          --------------------------------------
                                          Eric B. Gordon
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY


     We, the undersigned officers and directors of ArQule, Inc. hereby severally constitute and appoint Eric B. Gordon, James R. Fitzgerald, Jr., Michael Lytton and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

       Signature                          Title                          Date
       ---------                         -----                          ----

/s/ Eric B. Gordon             President, Chief Executive           June 1, 1998
----------------------------   Officer and Director
Eric B. Gordon                 (Principal Executive
                               Officer)


/s/ Joseph C. Hogan, Jr.       Director, Chief Scientific Officer,  June 1, 1998
----------------------------   Chairman
Joseph C. Hogan, Jr.




/s/ James R. Fitzgerald, Jr.   Vice President and Chief Financial   June 1, 1998
----------------------------   Officer (Principal Financial
James R. Fitzgerald, Jr.       Officer and Principal Accounting
                               Officer)


/s/ Stephen M. Dow             Director                             June 1, 1998
----------------------------
Stephen M. Dow


/s/ Adrian de Jonge            Director                             June 1, 1998
----------------------------
Adrian de Jonge


/s/ Allan R. Ferguson          Director                             June 1, 1998
----------------------------
Allan R. Ferguson


/s/ L. Patrick Gage            Director                             June 1, 1998
----------------------------
L. Patrick Gage


/s/ Michael Rosenblatt         Director                             June 1, 1998
----------------------------
Michael Rosenblatt

                                  EXHIBIT INDEX
                                  -------------

Exhibit Number                      Description
--------------                      -----------

     5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.*

    23.1 Consent of Price Waterhouse LLP, independent accountants.*

    23.2             Consent of Palmer & Dodge LLP (contained in
                     Opinion of Palmer & Dodge LLP, filed as Exhibit
                     5.1).

    24.1 Power of Attorney (set forth on the signature page to this Registration Statement).

----------------------------
*Filed herewith.